UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2025

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange of which registered
Common Stock, no par value	UTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 29, 2025, the Board of Directors of Unitil Corporation (the “Company”) appointed Carleton B. Simpson, 35, as Senior Vice President and General Counsel, effective immediately. In accordance with Article VI of the Company’s by-laws, the term of office of each of the Company’s officers (including Mr. Simpson) is until the first meeting of the Board of Directors after the next annual meeting of shareholders, and until such officer’s successor shall have been chosen and qualified.

Mr. Simpson most recently served as Vice President of Energy Transformation at the Company’s subsidiary, Fitchburg Gas and Electric Light Company, since December 2024. Mr. Simpson previously worked at the Company from June 2013 through November 2021 in a variety of roles including engineering, regulatory, external affairs, and legal. From December 2021 until August 2024, Mr. Simpson served as a Commissioner of the New Hampshire Public Utilities Commission, the regulatory body responsible for regulation of the state’s utilities. During this time, Mr. Simpson also served on the board of the Northeast Power Coordinating Council.

Mr. Simpson holds a Bachelor of Science degree in Electrical Engineering from the University of New Hampshire, a Master of Science degree in Electrical and Computer Engineering from Worcester Polytechnic Institute, and a Juris Doctorate from Suffolk University Law School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Daniel J. Hurstak
Name:	Daniel J. Hurstak
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: November 4, 2025